Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation of	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

BOOT BARN HOLDINGS, INC.

(Exact name of obligor as specified in its charter)

Delaware	90-0776290
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

15345 Barranca Parkway
Irvine, California	92618
(Address of principal executive offices)	(Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices

Baskins Acquisition Holdings, LLC	Delaware	27-0305335	15345 Barranca Parkway Irvine, California 92618
Boot Barn, Inc.	Delaware	26-1081729	15345 Barranca Parkway Irvine, California 92618
RCC Western Stores, Inc.	South Dakota	46-0402300	15345 Barranca Parkway Irvine, California 92618
Sheplers Holding Corporation	Delaware	26-0406901	6501 West Kellogg Drive Wichita, Kansas 67209
Sheplers, Inc.	Kansas	26-0604311	6501 West Kellogg Drive Wichita, Kansas 67209

Item 1.         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.      Not applicable.

Item 16.  List of Exhibits.       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.*

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*                 Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 21st day of November, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Maddy Hughes
Maddy Hughes
Vice President

EXHIBIT 6

November 21, 2017

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hughes
Maddy Hughes
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$18,593
Interest-bearing balances	205,447
Securities:
Held-to-maturity securities	142,316
Available-for-sale securities	254,889
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	118
Securities purchased under agreements to resell	30,628
Loans and lease financing receivables:
Loans and leases held for sale	7,834
Loans and leases, net of unearned income	924,987
LESS: Allowance for loan and lease losses	10,292
Loans and leases, net of unearned income and allowance	914,695
Trading Assets	45,303
Premises and fixed assets (including capitalized leases)	7,810
Other real estate owned	691
Investments in unconsolidated subsidiaries and associated companies	11,686
Direct and indirect investments in real estate ventures	339
Intangible assets
Goodwill	22,481
Other intangible assets	16,825
Other assets	58,325
Total assets	$1,737,980

LIABILITIES
Deposits:
In domestic offices	$1,242,149
Noninterest-bearing	425,384
Interest-bearing	816,765
In foreign offices, Edge and Agreement subsidiaries, and IBFs	118,326
Noninterest-bearing	929
Interest-bearing	117,397
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	12,165
Securities sold under agreements to repurchase	6,652

Dollar Amounts
In Millions

Trading liabilities	10,606
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	131,262
Subordinated notes and debentures	12,971
Other liabilities	40,287
Total liabilities	$1,574,418
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	111,189
Retained earnings	51,446
Accumulated other comprehensive income	20
Other equity capital components	0
Total bank equity capital	163,174
Noncontrolling (minority) interests in consolidated subsidiaries	388

Total equity capital	163,562

Total liabilities, and equity capital	$1,737,980

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Federico F. Pena
James Quigley